As filed with the Securities and Exchange Commission on August 21, 2001
                                   Registration Statement No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                       INTELIDATA TECHNOLOGIES CORPORATION
             (Exact name of Registrant as specified in its Charter)


Delaware                                          54-1820617
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                     Identification Number)

                       InteliData Technologies Corporation
                           11600 Sunrise Valley Drive
                                    Suite 100
                             Reston, Virginia 20191
           (Address of principal executive office, including zip code)


                       INTELIDATA TECHNOLOGIES CORPORATION
                               1996 INCENTIVE PLAN
                            (Full title of the Plan)
                             ----------------------


                                Albert N. Wergley
                       InteliData Technologies Corporation
                           11600 Sunrise Valley Drive
                                    Suite 100
                             Reston, Virginia 20191
                                 (703) 259-3000
 (Name, address, including zip code, and telephone number including area code, of agent for service)


                                 With copies to:

                              David M. Carter, Esq.
                                Hunton & Williams
                              Bank of America Plaza
                                   Suite 4100
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-2216
                                 (404) 888-4000
                              --------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                        Proposed maximum     Proposed maximum
        Title of securities           Amount to be       offering price         aggregate            Amount of
         to be registered             registered (1)     per share (2)        offering price     registration fee

--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value,
including rights to purchase the    1,000,000 shares         $4.90              $4,900,000            $1,225
Company's Series A Junior
Participating Preferred Stock, no
par ("Rights") (3)
====================================================================================================================


  (1) This Registration Statement covers 1,000,000 additional shares of common stock issuable under the registrant's 1996 Incentive Plan (the "Plan") by virtue of an amendment to the Plan increasing the number of shares issuable under the Plan from 3,400,000 to 4,400,000.
  (2) Calculated pursuant to Rule 457(c) on the basis of $4.90 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on August 15, 2001.
  (3) The Rights are evidenced by the certificates for shares of Common Stock and automatically trade with the Common Stock. The Rights are currently attached to and transferable only with shares of Common Stock registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                           INCORPORATION BY REFERENCE

         Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, InteliData Technologies Corporation (the "Company") is hereby registering additional shares of Common Stock in the number set forth on the cover page of this Registration Statement. Such shares are of the same class as other securities of the Company for which previous registration statements have been filed with the Securities and Exchange Commission (the "Commission") relating to the Plan, and such registration statements, as listed below, are incorporated by reference herein:

1. Registration Statement on Form S-8 (Registration No. 333-93227) filed on December 21, 1999.

2. Registration Statement on Form S-8 (Registration No. 333-44000) filed on August 17, 2000.

3.   The   description  of  the  Company's   Common  Stock,   contained  in  the
     Registration Statement on Form 8-B filed on November 6, 1996.

4. The description of the Company's Rights Agreement, contained in the Registration Statement on Form 8-A (Registration No. 000-21685) filed on January 26, 1998, as amended in the Registration Statement on Form 8-A/A (Registration No. 000-21685) filed on July 6, 2000.

5. The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2000.

6. The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 2001 (as amended by the Form 10-Q/A filed on August 14, 2001) and June 30, 2001.

7. The Current Report of the Company on Form 8-K filed on January 26, 2001, as amended by the Form 8- K/A filed on March 26, 2001.

8. The Definitive Proxy Statement of the Company dated April 23, 2001, in connection with the Annual Meeting of Shareholders held on May 23, 2001.

     All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ADDITIONAL INFORMATION

     On March 12, 2001, the Board of Directors of the Company approved an amendment to the Plan increasing the number of shares of Common Stock reserved for issuance under the Plan by 1,000,000 to 4,400,000 and increasing the maximum aggregate number of shares that may be issued under the Plan as Stock Awards by 500,000 to 1,000,000. On May 23, 2001, approval for such amendment was obtained by the stockholders of the Company. Due to prior grants of stock options and stock awards, as of the date of this Registration Statement, 531,793 shares remain available for issuance under the Plan.

Item 8.  Exhibits.

Exhibit No.


   5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).


   23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

   23.2         Consent of Deloitte & Touche LLP (filed herewith).

   24.1         Power of Attorney (included on signature page).

   99.1 Description of Amendment to 1996 Incentive Plan. (Incorporated herein by reference to the Company's Proxy Statement filed with the Commission on April 20, 2001).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Commonwealth of Virginia on August 21, 2001.

                                  INTELIDATA TECHNOLOGIES CORPORATION




                                  By: /s/ Alfred S. Dominick, Jr.
                                      -----------------------------------------
                                      Alfred S. Dominick, Jr.
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each of the directors and/or officers of InteliData Technologies Corporation whose signature appears below hereby appoints Albert N. Wergley and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable InteliData Technologies Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


Signature                      Title                                 Date
---------                      -----                                 ----


/s/ Alfred S. Dominick, Jr.    President, Chief Executive        August 21, 2001
----------------------------      Officer and Director
Alfred S. Dominick, Jr.        (Principal Executive Officer)



/s/ Steven P. Mullins          Vice President and Chief          August 21, 2001
----------------------------      Financial Officer
Steven P. Mullins              (Principal Financial and
                                  Accounting Officer)


/s/ William F. Gorog           Chairman of the Board             August 21, 2001
----------------------------      and Director
William F. Gorog


/s/ Neal F. Finnegan           Director                          August 21, 2001
----------------------------
Neal F. Finnegan


/s/ Patrick F. Graham          Director                          August 21, 2001
----------------------------
Patrick F. Graham


/s/ John J. McDonnell, Jr.     Director                          August 21, 2001
----------------------------
John J. McDonnell, Jr.


/s/ L. William Seidman         Director                          August 21, 2001
----------------------------
L. William Seidman


/s/ Norman J. Tice             Director                          August 21, 2001
----------------------------
Norman J. Tice


/s/ Charles A. White           Vice Chairman - Corporate         August 21, 2001
----------------------------   Development and Director
Charles A. White

                                  EXHIBIT INDEX

Exhibit No.


   5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

   23.2         Consent of Deloitte & Touche LLP (filed herewith).

   24.1         Power of Attorney (included on signature page).

   99.1 Description of Amendment to 1996 Incentive Plan. (Incorporated herein by reference to the Company's Proxy Statement filed with the Commission on April 20, 2001).

                                                                     Exhibit 5.1



                                 August 20, 2001

The Board of Directors
InteliData Technologies Corporation
11600 Sunrise Valley Drive
Suite 100
Reston, Virginia 20191

                       InteliData Technologies Corporation
                       Registration Statement on Form S-8
                       ----------------------------------

Gentlemen:

     We are acting as counsel for InteliData Technologies Corporation (the "Company") in connection with its Registration Statement on Form S-8, as filed with the Securities and Exchange Commission, with respect to up to 1,000,000 additional shares of the Company's Common Stock to be issued by the Company (the "Shares") pursuant to the Company's 1996 Incentive Plan (collectively, the "Plan"). In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

         2. The Shares have been duly authorized and, when such shares have been issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                    Very truly yours,

                                                    /s/ Hunton & Williams
                                                    ----------------------
                                                    HUNTON & WILLIAMS

                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of InteliData Technologies Corporation on Form S-8 of our report dated March 14, 2001, appearing in the Annual Report on Form 10-K of InteliData Technologies Corporation for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
-------------------------
McLean, Virginia
August 20, 2001